SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SEI INVESTMENTS COMPANY

NOTICE OF ANNUAL MEETING

of Shareholders to be Held May 21, 2014

SEI INVESTMENTS COMPANY

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

Notice of Annual Meeting of Shareholders to be held May 21, 2014

The Annual Meeting of Shareholders of SEI Investments Company, a Pennsylvania business corporation, will be held at 9:00 a.m., local time, Wednesday, May 21, 2014, at 1 Freedom Valley Drive, Oaks, PA 19456-1100, for the following purposes:

1.	To elect two directors with a term expiring at our 2017 Annual Meeting of Shareholders;

2.	To approve on an advisory basis the compensation of the named executive officers;

3.	To approve the adoption of the 2014 Omnibus Equity Compensation Plan of the Company;

4.	To ratify the appointment of KPMG LLP as independent registered public accountants to examine SEI’s consolidated financial statements for 2014; and

5.	To transact such other business as may properly come before our 2014 Annual Meeting of Shareholders or any adjournments thereof.

Only shareholders of record at the close of business on March 21, 2014 will be entitled to receive notice of, and to vote at, our 2014 Annual Meeting of Shareholders and any adjournments thereof.

By order of the Board of Directors,

William M. Doran, Secretary

April 11, 2014

Your vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card in the envelope provided, which requires no postage if mailed in the United States. Most shareholders also have a choice of voting over the Internet or by telephone. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available.

Request Electronic Delivery of Annual Meeting Documents.

Shareholders may elect to receive future distribution of proxy documents and annual reports by electronic access. To take advantage of this cost-saving service, please see page 24 of the attached Proxy Statement for further information.

SEI Investments Company Oaks, PA 19456-1100

SEI Investments Company

Oaks, PA 19456-1100

PROXY STATEMENT

2014 Annual Meeting of Shareholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEI Investments Company (“SEI,” “the Company,” “we,” or “our”) of proxies for use at our 2014 Annual Meeting of Shareholders to be held on May 21, 2014 and at any adjournments thereof. Action will be taken at our 2014 Annual Meeting of Shareholders to elect two directors with a term expiring at our 2017 Annual Meeting of Shareholders; to approve on an advisory basis the compensation of the named executive officers; to approve the adoption of the 2014 Equity Compensation Plan; to ratify the appointment of KPMG LLP as independent registered public accountants to examine SEI’s consolidated financial statements for 2014; and to consider such other business as may properly come before our 2014 Annual Meeting of Shareholders and any adjournments thereof (the “2014 Annual Meeting”). This Proxy Statement, the accompanying proxy card and our Annual Report for 2013 will be sent to our shareholders on or about April 11, 2014.

Voting at the Meeting

Only the holders of shares of our common stock, par value $.01 per share (“Shares”), of record at the close of business on March 21, 2014 are entitled to vote at our 2014 Annual Meeting. On that date, there were 169,011,065 Shares outstanding and entitled to be voted at our 2014 Annual Meeting. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of SEI. See “Ownership of Shares” for information regarding the ownership of Shares by directors, nominees, officers and certain shareholders of SEI.

Quorum and Required Votes

A majority of the Shares entitled to vote at the 2014 Annual Meeting who are present at the 2014 Annual Meeting, either in person or by proxy, will constitute a quorum for all purposes of the 2014 Annual Meeting. If Shares are voted on any matter submitted to a vote at the Annual Meeting, under Pennsylvania law the Shares will be considered present for all purposes of the meeting and will therefore be counted for purposes of calculating whether a quorum is present at the Annual Meeting. Under Pennsylvania law and the Company’s Articles and Bylaws, if a quorum is present at the meeting:

•	the two nominees for election as directors will be elected to the Board if the votes cast for each nominee exceed the votes cast against the nominee;

•	management’s proposal to approve the compensation of the named executive officers as disclosed in this Proxy Statement will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal;

•	management’s proposal to approve the adoption of the 2014 Omnibus Equity Compensation Plan will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal; and

•	the ratification of the appointment of the Company’s independent public accountants will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions and broker non-votes (such as votes of “Withhold Authority”) on any proposal will not be included in the total of votes cast on that proposal and will not affect the outcome of the vote on that proposal.

How to Vote

The Shares represented by each properly executed proxy card will be voted in the manner specified by the respective shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to our Board of Directors of the nominees listed herein; FOR management’s proposal to approve the compensation of the named executive officers; FOR management’s proposal to adopt the 2014 Omnibus Equity Compensation Plan; and FOR the ratification of the appointment of KPMG LLP as independent registered public accountants to examine SEI’s consolidated financial statements for 2014. If any other matters are properly presented for action at the meeting, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment. Brokers or other nominees who hold Shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Your broker is not permitted to vote on your behalf on the election of directors or the advisory vote proposal on approval of compensation and other non-routine matters unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you by your broker, trustee or nominee to vote your shares via telephone or the Internet. We expect that brokers and nominees will determine that they have the discretion to vote the Shares held of record by them in the absence of voting instructions from the beneficial holder only on the ratification of the selection of the Company’s independent public accountants. For your vote to be counted, you need to communicate your voting instructions to your broker, trustee or nominee.

As a result, it is important to understand that if you hold your shares through a broker, you must give your broker specific instructions on how to vote your shares for them to be counted as votes cast on a number of matters being considered at the meeting and to affect the outcome of those votes.

You may vote your shares in one of several ways, depending upon how you own your shares.

Shareholders of record (you own shares that are registered with the Company’s transfer agent in your own name) can vote by telephone, on the Internet or by mail as described below. Street name shareholders (you own shares in the name of a bank, broker or other holder of record) should refer to the proxy form or the information you receive from the record holder to see which voting methods are available to you.

•	Voting by Telephone. Dial 1-800-690-6903 and follow the voice prompts. You will need to have your proxy card with you for reference when you call.

•	Voting on the Internet. Go to www.proxyvote.com and follow the instructions. You will need to have your proxy card with you when you link to the web site.

•	Voting by Mail. Complete, sign, date and return the enclosed proxy card or voting instruction card in the envelope provided.

•	Voting at the Annual Meeting. If you decide to attend the meeting and vote in person, you may deposit your proxy card in the ballot box at the registration desk at the annual meeting or you may complete a ballot that will be distributed at the meeting. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from your broker or the holder of record to be able to vote at the annual meeting.

Please read both the Proxy Statement and the Annual Report before you cast your vote.

Should you choose to take advantage of voting via the Internet, you will have the option immediately following the casting of your vote to elect to receive future shareholder communications, including the Proxy Statement and Annual Report, electronically over the Internet.

Any record shareholder giving a proxy or other voting instruction has the right to revoke it by providing written notice of revocation to our Secretary at any time before the proxy or voting instruction is voted.

(Proposal No. 1) Election of Directors

Our Board of Directors currently consists of six members and is divided into three classes comprised of two directors in each class. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal of a director. At our 2014 Annual Meeting, our shareholders will be asked to vote upon the election of two nominees to the class of directors of the Company whose term expires at the 2017 Annual Meeting. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary.

Under our Bylaws, directors must be elected by a majority of votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the nominee. In contested elections, the vote standard would be a plurality of votes cast. Our Bylaws provide that, in an uncontested election, each director nominee must submit to the board before the annual meeting a letter of resignation that is conditioned on not receiving a majority of the votes cast at the annual meeting. The resignation of a director nominee who is not an incumbent director is automatically accepted by the board. The resignation of an incumbent director is tendered to the independent directors of the board for a determination of whether or not to accept the resignation. The board’s decision and the basis for the decision would be disclosed within 90 days following the certification of the final vote results.

The Board of Directors, following the nominating process described under the caption “Corporate Governance” “Nominating Process” elsewhere in this Proxy Statement, has nominated Sarah W. Blumenstein and Kathryn M. McCarthy for election at our 2014 Annual Meeting. Both nominees are incumbent directors and both have consented to be named and to serve if elected and have provided the Board the conditional letter of resignation that is required under our Bylaws. We do not know of anything that would preclude these nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as our Board of Directors may recommend, or the number of directors to be elected at our 2014 Annual Meeting of Shareholders will be reduced accordingly.

Our Board of Directors unanimously recommends that at our 2014 Annual Meeting of Shareholders the shareholders vote FOR the election of Ms. Blumenstein and Ms. McCarthy to the class of directors whose term expires at our 2017 Annual Meeting of Shareholders.

Set forth below is certain information concerning Ms. Blumenstein and Ms. McCarthy, and each of the four other current directors whose terms continue after our 2014 Annual Meeting of Shareholders. In determining to nominate the two nominees for election to the Board, as well in considering the continued service of the other members of our Board, our Board has considered the specific experiences and attributes of each director listed below and, based on their direct personal experience, the insight and collegiality that each of the nominees and continuing directors brings to board deliberations.

Nominees for election at our 2014 Annual Meeting of Shareholders with terms expiring in 2017:

Sarah W. Blumenstein, 67, has been a director since May 2001 and has been a member of the Legal and Regulatory Oversight Committee of our Board since 2004. From 1996 to 2002, Ms. Blumenstein was a public member of the Liaison Committee on Medical Education, which accredits all medical schools in the United States and Canada. From 1994 to 2003, Ms. Blumenstein served as a court-appointed Special Advocate for the Juvenile Court of Cook County. From 2000 to 2006, Ms. Blumenstein was a member of the board of directors, Fiscal Affairs Committee, and Investment Plan Subcommittee of Lake Forest Hospital. She also served on the board of Children’s Memorial Institute for Education and Research and on the Women’s Boards of Children’s Memorial Medical Center and Lake Forest College for fifteen years. Ms. Blumenstein’s involvement with these non-profit entities and with healthcare providers provides her with insights into clients of our Institutional Investors business which is relevant to her service on the Board.

Kathryn M. McCarthy, 65, has been a director since October 1998 and is a member of the Audit and Compensation Committees of our Board. Ms. McCarthy is also our Lead Independent Director and chairs periodic meetings of the Board’s independent directors. She is also an independent consultant and financial advisor. Ms. McCarthy is a director and a member of the Audit Committee of the Rockefeller Trust Company, NA and a member of the Trust and Audit Committee of the Rockefeller Trust Companies (New York). From February 2000 to May 2003, Ms. McCarthy was a Managing Director at Rockefeller & Co., Inc. Ms. McCarthy was the President of Marujupu, LLC (a New York-based family office) from November 1996 to June 1999. She was a consultant to Marujupu, LLC on investment and wealth transfer matters from June 1999 to June 2000. From June 1992 to October 1996, Ms. McCarthy was a Senior Financial Counselor and portfolio manager with Rockefeller & Co., Inc., a family office and investment manager. Ms. McCarthy’s experience as a consultant and financial advisor to investors and investment management firms has given her insight into the various issues faced by the investment and wealth management business of SEI and its clients.

Directors continuing in office with terms expiring in 2015:

Richard B. Lieb, 66, has been a director since 1994, Chairman of the Compensation Committee of our Board since 2008 and a member of our Audit Committee since 2011. From October 2002 to December 2003, Mr. Lieb served as the President and Chief Executive Officer of The Dewey Companies, a residential real estate development firm. During 2002, Mr. Lieb was a Senior Fellow at the SEI Center for Advanced Studies in Management at the Wharton School of the University of Pennsylvania. Mr. Lieb was our Executive Vice President from 1990 until September 2002. Mr. Lieb served as President of our Investment Systems and Services Unit from 1994 until 2001 and was President and Chief Executive Officer of our Insurance Asset Services Division from March 1989 until October 1990. From 1976-1982 and 1986-1989, Mr. Lieb served in various executive positions with SEI. Mr. Lieb has great familiarity with the Company, and particular knowledge of the bank market and SEI’s related technology solutions, from his previous role with the Company as the person having managerial responsibility for the Company’s Private Bank business.

Carmen V. Romeo, 70, has been a director since June 1979 and a member of the Audit Committee of our Board since 2008. In January 2010, Mr. Romeo was appointed as the Chair of the Audit Committee. From December 1985 to December 2004, Mr. Romeo served as an Executive Vice President of the Company. Mr. Romeo was our Treasurer and Chief Financial Officer from June 1979 until September 1996. Mr. Romeo officially retired from the Company effective December 31, 2004. Mr. Romeo was a certified public accountant with Arthur Andersen & Co. prior to 1979. In addition to his familiarity with public company accounting and financial management issues, Mr. Romeo has great familiarity with the Company, and particular knowledge of the Company’s business and related technology and asset management solutions, from his previous role with the Company as the person having managerial responsibility for the Company’s Investment Advisors business.

Directors continuing in office with terms expiring in 2016:

Alfred P. West, Jr., 71, has been the Chairman of our Board of Directors and our Chief Executive Officer since our inception in 1968. Mr. West was the founder of SEI. He has provided the strategic vision in the development of our business and solutions over the past forty years, and his familiarity with the Company’s customers and employees gives Mr. West insights and experience valuable to his service on the Board.

William M. Doran, 73, has been a director since March 1985 and has been Chairman of the Legal and Regulatory Oversight Committee of our Board since 2004. Mr. Doran has been the Secretary of the Company for more than the past five years. From

October 1976 to October 2003, Mr. Doran was a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, PA, a firm that provides significant legal services to SEI, our subsidiaries and our mutual funds. Mr. Doran is a trustee of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, and Bishop Street Funds, each of which is an investment company for which our subsidiaries may act as advisor, administrator and/or distributor. Mr. Doran is also a director of SEI Investments Distribution Co., SEI Investments (Asia) Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P. Mr. Doran’s legal training and experience, his relationship with the Company as outside legal counsel for many years, and his long-standing involvement with our Company and many of its regulated subsidiaries are valuable to his service on the Board and as Chair of the Legal and Regulatory Oversight Committee.

Corporate Governance

Governance Principles and Structures

The governance principles of our Board of Directors include our Board Nomination and Shareholder Communication Policy, as well as the charters of our Audit Committee, Compensation Committee, Legal and Regulatory Oversight Committee and our Lead Independent Director. Other documents which implement the governance principles of our Company include our Code of Conduct, our Complaint Procedures and Non-Retaliation Policy and our Code of Ethics for our Senior Financial Officers. Each of these documents and various other documents embodying our governance principles, including our Code of Conduct, are published on the Corporate Governance section of our website at www.seic.com. Amendments and waivers of our Code of Ethics for our Senior Financial Officers will either be posted on our website or filed with the Securities and Exchange Commission on Form 8-K. Our Board of Directors has determined that each of Ms. Blumenstein, Ms. McCarthy and Messrs. Lieb and Romeo, is an “independent director” as such term is defined in Rule 5605(a)(2) promulgated by The NASDAQ Stock Market, Inc. In this Proxy Statement, these four directors are referred to individually as an “independent director” and collectively as the “independent directors.” Mr. West, the founder of our Company and its Chief Executive Officer throughout the Company’s history, is also the Chairman of our Board. The Board has concluded, in light of present circumstances, that this arrangement best suits the Company’s needs because of Mr. West’s role as founder, strategic visionary and significant shareholder of the Company.

In order to ensure that the considerations of non-management directors are addressed at the Board, the Board has appointed Ms. McCarthy as the Lead Independent Director with the responsibilities and authority set out in the Lead Independent Director Charter. As such Lead Independent Director, Ms. McCarthy is responsible for chairing the executive sessions of the Board of Directors. Our independent directors meet in regularly scheduled executive sessions without management present.

Board and Committee Meetings

Our Board of Directors held six meetings in 2013. During the year, each director attended more than 75% percent of the meetings of our Board of Directors and of the committees on which he or she served. While we do not have a specific written policy with regard to attendance of directors at our annual meetings of shareholders, we encourage, but do not mandate, board member attendance at our annual meetings of shareholders, particularly with respect to board members who are up for election at that annual meeting. Five of our directors attended our 2013 Annual Meeting of Shareholders. The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee and the Legal and Regulatory Oversight Committee.

Our Audit Committee held nine meetings in 2013. The principal functions of the Audit Committee, which operates pursuant to a formal written charter, are to assist our Board of Directors in its oversight of the quality and integrity of our financial reporting process, and to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The current members of the Audit Committee are Messrs. Romeo and Lieb and Ms. McCarthy, each of whom is an independent director. Our Board of Directors has determined that Mr. Romeo is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. A current copy of the charter of the Audit Committee may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.”

Our Compensation Committee held four meetings in 2013. The principal function of the Compensation Committee is to administer our compensation programs, including certain stock plans and bonus and incentive plans, as well as the salaries of senior corporate officers and employment agreements between SEI and senior corporate officers. The Compensation Committee members are Mr. Lieb and Ms. McCarthy, each of whom is an independent director. A current copy of the charter of the Compensation Committee may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.” The Compensation Committee establishes director and executive officer compensation in accordance with the authority granted by its charter and the Board-approved compensation plans the Committee administers. The Committee may delegate its responsibilities under limited circumstances to a subcommittee composed only of a subset of Committee members. Also, under the terms of the Board-and shareholder-approved equity compensation plans, the Committee is authorized to provide our CEO with limited authority to make stock-based awards to non-executive employees in connection with recruitment, retention, performance recognition or promotion; however, the Committee has not authorized our CEO to make any equity grants to our executive officers.

Our Legal and Regulatory Oversight Committee held four meetings in 2013. The principal function of the Legal and Regulatory Oversight Committee is to oversee our compliance with rules and regulations of the various regulatory bodies having jurisdiction over the business and operations of the Company and its subsidiaries. The members of the Legal and Regulatory Oversight Committee are Messrs. Doran and Romeo and Ms. Blumenstein. A current copy of the charter of the Legal and Regulatory Oversight Committee may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.”

Nominating Process

A special meeting of our independent directors to consider nominations for director elections is held at least annually and is chaired by our Lead Independent Director in accordance with our Board Nomination and Shareholder Communication Policy. As established by resolution of our Independent Directors and our entire Board of Directors in its approval of our nominating process, nominees for election to our Board of Directors are either selected by a majority of our Independent Directors or recommended by a majority of our Independent Directors for selection by our Board of Directors. It is the view of our Board of Directors that this function has been performed effectively by our Independent Directors and our entire Board of Directors, and that it is not necessary for us to have, and SEI does not maintain, a separate nominating committee or charter for this purpose.

Board candidates are considered based on various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our shareholders and personal integrity and judgment. Directors are also considered based on their diverse backgrounds and on contributions that they can make to SEI, as well as their ability to fill a current board need. In addition, directors must have time available to devote to activities of our Board of Directors and to enhance their knowledge of SEI’s industry. The Board prefers a mix of background and experience among its members and it uses its judgment to identify nominees whose backgrounds, attributes and experiences, which taken as a whole, will contribute to insightful and robust, yet collegial, Board deliberation. Accordingly, while there is no exact formula, we seek to attract and retain highly qualified directors with relevant experience who have sufficient time to attend to their substantial duties and responsibilities to SEI.

Our Board of Directors considers recommendations for nominations from a wide variety of sources, including members of our Board of Directors, business contacts, our legal counsel, community leaders and members of our management. Our Board of Directors will also consider shareholder recommendations for director nominees that are received in a timely manner. Subject to compliance with statutory or regulatory requirements, our Board of Directors does not expect that candidates recommended by shareholders will be evaluated in a different manner than other candidates. All such recommendations for election of directors at the 2014 annual meeting should be submitted in writing to our Secretary at our principal offices (1 Freedom Valley Drive, Oaks PA 19456-1100) no later than January 15, 2015. The Board’s current policy with respect to Board Nominees and Shareholder Communications may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.”

Shareholder Communications to our Board of Directors

Shareholders may send communications to our Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of our Board of Directors, in care of our Secretary, to our principal offices (1 Freedom Valley Drive, Oaks, PA 19456-1100). Our Board of Directors relies on our Secretary to forward written questions or comments to the full Board of Directors, named directors or specific committees of our Board of Directors, as appropriate. General comments or inquiries from shareholders are forwarded to the appropriate individual within SEI. The Board’s current policy with respect to Board Nominees and Shareholder Communications may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.”

Risk Oversight by the Board

It is management’s responsibility to assess and manage the various risks faced by the Company. It is the Board’s responsibility to oversee management in this effort. The Board has delegated aspects of their risk management oversight responsibility to three committees of the Board. The Audit Committee generally oversees risk policies related to the Company’s financial statements and financial reporting. The Legal and Regulatory Oversight Committee generally oversees risk policies related to the Company’s compliance with legal and regulatory obligations. The Compensation Committee generally oversees risk policies related to the Company’s compensation arrangements. The Board directly considers risk matters related to the Company’s strategic, operational and corporate governance matters as well as risks that could adversely affect the Company’s reputation.

At the end of each year, the Chief Financial Officer and the General Counsel of the Company work with the Company’s Enterprise Risk Manager and the Company’s internal audit department, compliance department, risk officers of the company’s operations, technology and investment management units and members of the various solutions development teams of the Company to collect, review and prioritize business risks and mitigation measures and responsibilities. The different identifiers of risk include risk assessments prepared by the Company’s internal audit team for purposes of developing the Company’s internal audit plan, risk assessments prepared by compliance officers for the purpose of developing compliance policy contents and testing procedures, and risk assessments prepared by the operations, technology and investment management units for the purpose of creating and refining their internal procedures and controls. This group also considers the results of regulatory examinations of our regulated subsidiaries, as well as issues generally affecting our competitors and the industries of which the Company is a part. A summary of these key business risks are then reviewed with SEI’s Operations Risk Committee (“ORC”), consisting of the heads of each of SEI’s market units and supporting organizations.

In January of each year, the key business risk summary is considered by a joint meeting of the Audit Committee and the Legal and Regulatory Oversight Committee of our Board. During the year, the Chief Financial Officer and the General Counsel have responsibility for escalating as appropriate risk events and updates to the Audit Committee and the Legal and Regulatory Oversight Committee, respectively.

Ownership of Shares

The following table contains information as of March 14, 2014 (except as noted) relating to the beneficial ownership of Shares by our Chief Executive Officer and Chief Financial Officer, by each of our three other most highly compensated executive officers, by each of the members of our Board of Directors (including nominees), by all members of our Board of Directors (including nominees) and executive officers in the aggregate, and by the holders of 5 percent or more of the total Shares outstanding. As of March 14, 2014 there were 169,091,789 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of SEI. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the Shares listed.

Name of Individual or Identity of Group	Number of Shares Owned (1)	Percentage of Class (2)
Alfred P. West, Jr. (3)	22,441,758	13.3
William M. Doran (4)	9,861,181	5.8
Carmen V. Romeo (5)	2,950,660	1.7
Richard B. Lieb (6)	279,777	*
Kathryn M. McCarthy	119,440	*
Sarah W. Blumenstein	56,744	*
Stephen G. Meyer	367,224	*
Dennis McGonigle	926,304	*
Joseph P. Ujobai	384,040	*
Wayne M. Withrow	320,604	*
All executive officers and directors as a group (15 persons) (7)	39,200,268	22.8
BlackRock, Inc. (8)	10,926,391	6.5%
The Vanguard Group (9)	9,606,107	5.7%
Columbia Wanger Asset Management, LLC (10)	9,376,500	5.5%

*	Less than one percent.
(1)	Includes, with respect to Messrs. West, Doran, Romeo and Lieb and Ms. McCarthy and Ms. Blumenstein and Messrs. McGonigle, Ujobai, Meyer and Withrow, 250,000, 55,000, 41,000, 43,000, 55,000, 55,000, 274,000, 371,500, 314,000 and 286,500 shares, respectively, that may be acquired upon exercise of stock options that are exercisable within 60 days of March 15, 2014.
(2)	Applicable percentage of ownership is based on Shares outstanding on March 14, 2014. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally means voting or investment power with respect to securities. Shares issuable upon the exercise of stock options that are exercisable currently or within 60 days of March 14, 2014 are deemed outstanding and to be beneficially owned by the person holding such options for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for Shares that are held jointly with a person’s spouse or are subject to applicable community property laws, or as indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all Shares shown as beneficially owned by such shareholder.
(3)	Includes 128,495 Shares held by Mr. West’s wife and 8,848,816 Shares held in trusts for the benefit of Mr. West’s children (the “Children’s Trusts”), of which trusts Mr. West’s wife is a trustee or co-trustee. Also includes 330,000 Shares held in a trust for the benefit of Mr. Doran’s children, of which trust Mr. West is a trustee. Mr. West disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 497,266 Shares held by the West Family Foundation, of which Mr. West is a director and officer. Accordingly, Mr. West shares voting and investment power with respect to these Shares. Mr. West’s address is c/o SEI Investments Company, Oaks, PA 19456-1100. Mr. West and his wife, and certain of the Children’s Trusts have pledged Shares held directly or indirectly by them to JP Morgan Chase Bank and its subsidiaries and affiliates (“JP Morgan”) as security for certain loans, letters of credit or other financial accommodations extended by JP Morgan. The amount of Shares pledged as of March 14, 2014, was approximately 11,910,669 Shares and is subject to adjustment.
(4)	Includes an aggregate of 8,848,816 Shares held in trusts for the benefit of Mr. West’s children, of which trusts Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 53,400 Shares held by Mr. Doran’s wife, 40,768 Shares held in the William M. Doran 2002 Grantor Retained Annuity Trust of which Mrs. Doran is the Trustee, 48,478 Shares held in the William M. Doran 2004 Grantor Retained Annuity Trust. Also includes 31,175 Shares held by the Doran Family Foundation, of which Mr. Doran is a director and, accordingly, shares voting and investment power. Of these shares, Mr. Doran has pledged as security to third parties 620,404 Shares, subject to adjustment. See also note 3 with respect to the pledge of shares by Mr. West’s Children’s Trusts.
(5)	Includes 120,242 Shares held by Mr. Romeo’s wife and 1,238,000 shares held in the Carmen V. Romeo Grantor Annuity Trust.
(6)	Includes 61,357 Shares held by the Richard B. Lieb 2004 Trust FBO children, 13,392 shares held in the Richard B. Lieb 4 Year 2010 Grantor Annuity Trust each of which Mr. Lieb serves as trustee.
(7)	Includes 2,898,850 shares that may be acquired upon the exercise of stock options exercisable within 60 days of March 14, 2014. When a Share is reportable as beneficially owned by more than one person in the group, the ownership of the Share is only included once in the Number of Shares Owned column.
(8)	Based solely on a Schedule 13G dated January 17, 2014, by BlackRock, Inc.
(9)	Based solely on a Schedule 13G dated February 6, 2014 by The Vanguard Group
(10)	Based solely on a Schedule 13G dated February 6, 2014 by Columbia Wanger Asset Management, LLC

Compensation Discussion & Analysis

The following compensation discussion and analysis contains statements regarding future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Overview

SEI’s compensation philosophy (which is intended to apply to all members of management, including SEI’s Chairman and Chief Executive Officer), as implemented by the Compensation Committee, is to provide a compensation program that results in competitive levels of compensation and that emphasizes incentive compensation plans and equity plans aligned with attaining SEI’s annual goals and longer-term objectives. SEI believes that this approach enables SEI to attract, retain and reward highly qualified personnel and help SEI achieve its tactical and strategic goals.

The compensation program for almost all full-time employees of the Company consists of (i) base salary and (ii) cash bonuses pursuant to a corporate incentive compensation plan (in addition to benefits afforded to all employees, such as healthcare insurance and stock purchase and defined contribution plans). Equity compensation for higher level employees is provided by annual grants of stock options. The Compensation Committee seeks to develop a compensation program that, overall, is at levels that the Committee believes are competitive with compensation paid to employees with comparable qualifications, experience and responsibilities at companies of comparable size engaged in the same or similar businesses as SEI and in similar locations. The Committee does not explicitly position pay at a specific level or mix with reference to any particular group.

The Committee has sought to minimize base salaries so that the overall compensation program is more heavily weighted towards incentive compensation in the form of annual cash bonuses and sales commissions, and for higher level employees, stock option grants that have performance vesting requirements based on attainment of earnings per share targets. In 2012, the Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy” or “Consultant”) as its executive compensation consultant. See “Retention of Compensation Consultant,” below.

In the Spring of 2011, the Committee had a study of CEO compensation done by a compensation consultant and in early 2013 the Committee had a similar study done for its senior management. Both studies compared the base, incentive and equity compensation at SEI to that of its peers as identified by the Committee and its compensation consultant. See “Retention of Compensation Consultant” below.

At our 2013 Annual Shareholders’ Meeting, our shareholders expressed strong support for the compensation of the named executive officers disclosed in the Company’s 2013 Proxy Statement, with approximately 98% of the votes cast voting in favor of the “Say-on-Pay” proposal. When setting compensation, and in determining our compensation policies and practices, the Compensation Committee took into account the results of the 2013 “Say-on-Pay” advisory resolution to approve such executive compensation as demonstrating support of our compensation programs.

The Compensation Committee has also reviewed our compensation policies as generally applicable to all of our employees and believes that our policies, taking into account the mitigation policies and arrangements in place, do not encourage excessive or unnecessary risk-taking and that any level of risk they do encourage is not reasonably likely to have a material adverse effect on the Company.

Base Salary

The Compensation Committee seeks to recommend base salaries for management employees at levels that it believes are sufficiently competitive with salaries paid to management with comparable qualifications, experience and responsibilities at companies of comparable size and businesses as SEI. Since 1992, the Compensation Committee has minimized base salary increases for executive officers, although in December 2009 and 2013, the Committee did make certain base salary increases for its executive officers as described in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders and below under “2013 Committee Actions and Awards.”

Incentive Compensation

Incentive compensation consists of two components: annual bonuses and sales commissions. Sales commissions are based on sales events and are measured on the basis of asset accumulation, asset retention, or anticipated revenue from contracted sales, generally taking into account related factors, such as expected profit margins. Executive officers participate only in the annual bonus program and do not participate in sales commission plans.

Annual bonuses are determined through a process overseen by the Board of Directors and the Compensation Committee. Each individual that participates in the plan is assigned a target compensation award which may change from year to year, but generally is the same as that individual’s prior year target amount. In the case of executive officers, the target amount is generally between 150% and 220% of the officer’s base salary, reflecting the determination of the Committee to emphasize performance-based incentive compensation over fixed compensation.

Historically, the incentive bonus compensation that may be paid out in any particular year is determined by the Committee by: (1) determining the aggregate amount of all individual target compensation awards for that year as input into establishing an overall incentive pool that may be paid out of that pool if an earnings per share target is achieved; (2) early in the year in question, identifying the target earnings per share for the year that may be considered in determining what percentage of that overall pool will be paid in the particular year; (3) near the end of the particular year, based on the Company’s EPS performance, establishing the actual maximum size of the incentive pool, (4) dividing the resulting actual pool among the market and business units based on each unit’s success for that year; and (5) then awarding individual bonuses to employees within those units based on the amount available to the particular unit and the achievements of those units as well as individual achievements. This calculation is performed for two different pools: (i) all executive officers as a group, and (ii) all employees other than executive officers, as a group. The Committee and the CEO review a number of factors when evaluating a market or business unit and individuals within a unit who are executive officers of the Company. Financial and business goals and objectives established at the beginning of each year provide a basis for assessment of performance for these units. Financial results, including, as applicable, performance against the prior year’s financial performance and other non-financial goals are considered within the overall business environment. These results are viewed in the aggregate by the Committee, without any specific weighting, and there is no direct correlation between any particular performance measure and the resulting incentive bonuses. Although the framework for compensation decision making involves the assessment of the achievement of various goals, compensation for the named executive officers is not determined by formula. The Committee exercises independent business judgment to determine individual compensation based on achievement of strategic and operating results and other considerations such as their success in their management responsibilities generally and achievement of strategic and tactical goals of their particular units and their support of, and contribution to, overall corporate success.

Option Grants

Stock option grants are viewed by the Compensation Committee as an important means of aligning the interests of management and employees with the interests of shareholders. At the end of 1997, SEI implemented changes in its stock option plans and related plans for the purpose of tying the vesting of stock options to SEI’s financial performance. Beginning with stock options granted at the end of 1997, all of the stock options granted by the Company have performance-based vesting provisions: the stock options vest at a rate of 50 percent when a specified earnings-per-share target is achieved, and the remaining 50 percent when a second, higher specified earnings-per-share target is achieved. The options granted prior to 2006 fully vest after seven years from the date of grant. Beginning in 2006, the Compensation Committee determined to eliminate this seven year vesting trigger and, as a result, options do not vest as a result of the passage of time, but solely as a result of achievement of the financial vesting targets established by the Compensation Committee at the time of grant. Option awards are generally determined by the Compensation Committee in December of each year. The Chief Executive Officer of the Company reviews with the Compensation Committee the option grants for each executive officer of the Company, other than himself, as well as the option grants for the other employees of the Company. The Compensation Committee then deliberates and establishes the specific option grants and finally submits these option grant amounts to the entire Board of Directors for ratification.

2013 Committee Actions and Awards

Adjustment of Base Salaries

In January 2013, Semler Brossy presented a report to the Compensation Committee that evaluated the compensation of the Company’s senior management against a peer group of companies. These companies are engaged in the financial services industry, especially the asset management business, or the data processing and outsourced services industry, and the Compensation Committee, with the advice of Semler Brossy, considers them to be generally comparable companies to SEI on the basis of business activity, revenue, net income and/or market capitalization. The peer group consisted of the following 14 companies: Fidelity National

Information Services, Legg Mason, Fiserv, Affiliated Managers Group, LPL Investment Holdings, T. Rowe Price Group, DST Systems, Broadridge Financial Solutions, Investment Technology Group, Jack Henry & Associates, Eaton Vance, MSCI, Wadell & Reed Financial and Federated Investors. The compensation analysis prepared using this group considered base salary, total cash compensation and total direct compensation, which includes annual cash incentives and equity-based compensation. The analysis served as a reference for pay levels and practices, without benchmarking to a specified target. During subsequent meetings of the Compensation Committee in 2013, the Committee continued to consider with the Consultant the compensation of the executive officers. At its December meeting, the Compensation Committee considered the recommendation of the Chairman and Chief Executive Officer for salary adjustments to the other members of the executive officer team. At that meeting, in order to remain competitive and reflect the performance of the respective officers, the Committee approved increasing the salary of each of the named executive officers by $100,000, except for Mr. Meyer whose salary was increased by $125,000.

Award of 2013 Incentive Compensation

For 2013, the Board of Directors and the Compensation Committee chose to fix the maximum bonus pool as 120% of the total target bonuses for all senior officers eligible for incentive compensation as of December 2013 if the Company achieved a fully-diluted earnings per share (EPS) target of $1.30 in 2013 (an increase of 10% over our 2012 fully-diluted EPS of $1.18). If our 2013 EPS differed from $1.30, the pool would be increased or decreased at the discretion of the Committee. SEI’s diluted earnings per share in 2013 were $1.64,126% of the $1.30 target EPS and an increase of 39% over the 2012 fully diluted EPS. Excluding the net gain realized in 2013 from the sale of SEI Asset Korea and the settlement received in litigation related to structured investment vehicles, SEI’s fully diluted EPS in 2013 was $1.39, 107% of the 2013 target EPS and an increase of 18% over our 2012 fully diluted EPS. At the December 2013 Compensation Committee meeting, the total incentive compensation awards made to the senior officer team of SEI were equal to approximately 112% of the total target bonuses for senior officers. Even though, the EPS performance in 2013 was higher than the EPS target, the Committee determined that, based on its discussion of the performance of the Company, its business units, markets and individuals, the Committee did not need to increase the bonus pool to reflect the EPS overachievement as only 93% of the maximum target bonus pool at target 2013 EPS was awarded.

In December of 2013, the Committee received from the Chief Executive Officer his views on the 2013 performance of the senior executives (other than himself) and their market or business units, as well as his recommendations for bonuses and stock options for the senior executives and their units. The Committee, based on these inputs and on the 2013 EPS as compared to the $1.30 target, discussed and approved individual awards that were then made to executive officers based on their market or business unit contributions to corporate earnings, revenues and sales; profit margin improvements; meeting various strategic and tactical goals of the units; and individual performance. The Committee independently reviewed the performance of the CEO with primary consideration to the overall performance of the Company as well as his individual performance on strategic and non-financial achievements and discussed and approved his annual bonus.

With respect to the named executive officers in the Summary Compensation Table, the annual incentive compensation targets for 2013 were $750,000 for Mr. West, $550,000 for Mr. McGonigle, $650,000 for Messrs. Meyer and Ujobai, and $600,000 for Mr. Withrow. The Committee determined that Messrs. West, McGonigle, Meyer, Ujobai and Withrow should receive 107%, 118%, 112%, 100% and 125% respectively, of their respective target bonus amounts. In the case of Mr. West, the Committee noted the continuing development of the Global Wealth Platform throughout the period while still increasing diluted earnings per common share by 18% over 2012 (excluding special events in 2013 having a positive impact on EPS). In the case of Mr. Meyer, the head of the Company’s Investment Manager Services unit, the Committee noted that the Unit had exceeded its operating profit targets while successfully converting a large client and achieving continued sales and marketing success. In the case of Mr. Ujobai, the head of the Company’s Private Bank Unit, although the unit did not meet its profitability targets by a significant margin, the Committee considered the continued progress made by that unit in enhancing UK operations, meeting regulatory expectations, and continuing to develop the SEI Wealth Platform for the US market. In the case of Mr. Withrow, the head of the Company’s Investment Advisors unit, the Committee considered growth in revenue and profitability of the unit (19% and 30%, respectively over 2012 segment results). In the case of Mr. McGonigle, the Committee noted his achievements generally in the overall management of the finances of the Company.

2013 Option Awards

At the December 2013 meeting, the Compensation Committee considered the annual grant of options to each of the named executive officers. The Committee reaffirmed their belief that option grants with performance based vesting targets were a very effective way to align the interests of the executives with the interests of the Company’s shareholders. The Committee considered the options currently held by the executive officers, and their remaining terms and exercise prices. The Committee also considered the number of options granted generally to key employees (including executive officers) as a percentage of the outstanding shares and compared to the number of options granted in prior years. In 2013, the Compensation Committee approved the grant of approximately 2,250,950 options to approximately 393 employees, consultants and directors of the Company, a decrease in the number of options granted of 8% from the 2,435,200 options granted during 2012. During 2013, the Company repurchased in open market or private transactions 6,789,401 Shares under its stock repurchase program, compared to 7,528,300 Shares repurchased in 2012.

The Committee also slightly reduced the number of 2013 options granted to the named executive officers when compared to 2012. The Committee awarded Mr. West a 2013 grant of 45,000 options, Mr. Meyer a 2013 grant of 40,000 options, Mr. McGonigle a 2013 grant of 30,000 options, and Messrs. Ujobai and Withrow each a 2013 grant of 30,000 options.

Retention of Compensation Consultant

During 2011, the Committee considered the advisability of retaining a compensation consultant and, after conducting a search, the Committee retained Semler Brossy to assist the Committee with its responsibilities related to the Company’s executive compensation programs. Semler Brossy provides no other services to the Company outside of its role as independent Committee advisor. During 2012 and continuing in 2013, Semler Brossy conducted an assessment of senior management compensation, including development of a comparison group, and also provided advice concerning the executive compensation policies and practices in place in our industry as well as Compensation Committee best practices.

Because of the policies and procedures Semler Brossy and the Committee have in place, the Committee is confident that the advice it receives from the executive compensation consultant is objective. These policies and procedures include the following provisions:

•	The Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The consultant has direct access to the Committee without management intervention;

•	The Committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement (described below) limit how the consultant may interact with management.

While it is necessary for the consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. These protocols are included in the consultant’s engagement letter. The Committee also determines the appropriate forum for receiving consultant recommendations. Where appropriate, management invitees are present to provide context for the recommendations. This approach protects the Committee’s ability to receive objective advice from the consultant so that the Committee may make independent decisions about executive pay at the Company. The Consultant reports directly to the Committee and performs no other work for the Company. The Committee has retained Semler Brossy as its independent consultant since 2012. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

i.	The provision of other services to the Company by Semler Brossy;

ii.	The amount of fees from the Company paid to Semler Brossy as a percentage of the firm’s total revenue;

iii.	Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest;

iv.	Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company;

v.	Any business or personal relationship of the individual compensation advisors with any member of the Committee; and

vi.	Any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm.

The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest. The Committee expects to continue to engage Semler Brossy in 2014.

Compensation Recoupment Policy

In early 2011, the Compensation Committee adopted a Compensation Recoupment Policy. This policy (also known as a “clawback” policy), permits the Board to recover certain cash incentive compensation or equity grants made to executive officers of the Company and other members of the Company’s senior management committee if the person from whom the recoupment is sought engaged in fraud or intentional misconduct that caused the need to restate the Company’s financial statements if the result of the restatement would have been to reduce or delay the amount of the incentive compensation or the vesting of the equity grant. We believe that by providing SEI with the appropriate power to recover incentive compensation paid or equity grants made to an officer in this situation, SEI demonstrates its commitment to strong corporate governance. This clawback policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Application of Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility by a “public company” of compensation in excess of $1 million paid to certain of its executive officers, except to the extent that any excess compensation is performance-based compensation within the meaning of the Code and the regulations promulgated thereunder. In connection with the above-discussed awards and payments, the Compensation Committee considered the deductibility of compensation under Section 162(m) of the Code, and it is the Compensation Committee’s intention to structure executive compensation to minimize the application of the deduction limitations of Section 162(m) insofar as consistent with the Compensation Committee’s overall compensation objectives.

Executive Compensation

The Summary Compensation Table set forth below summarizes total compensation paid or earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for services rendered in all capacities for the last three years ending December 31, 2013.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (2) (d)	Option Awards ($) (3) (f)	All Other Compensation ($) (4) (i)		Total ($) (j)
Alfred P. West, Jr.	2013	400,000	800,000	470,925	18,624		1,689,549
Chairman of the Board and	2012	400,000	700,000	337,250	18,624		1,455,874
Chief Executive Officer	2011	400,000	565,000	285,000	14,208		1,264,208
Dennis J. McGonigle	2013	300,000	650,000	313,950	8,742		1,272,692
Executive Vice President and	2012	300,000	535,000	236,075	8,742		1,079,817
Chief Financial Officer	2011	300,000	430,000	199,500	8,592		938,092
Stephen G. Meyer	2013	300,000	725,000	418,600	8,310		1,451,910
Executive Vice President >	2012	300,000	715,000	337,250	8,310		1,360,560
Investment Managers	2011	300,000	585,000	256,500	8,160		1,149,660
Joseph P. Ujobai	2013	300,000	650,000	313,950	527,889	(5)	1,791,839
Executive Vice President >	2012	300,000	525,000	269,800	539,692	(5)	1,634,492
Private Banks	2011	300,000	400,000	228,000	1,643,140	(5)	2,571,140
Wayne M. Withrow	2013	300,000	750,000	313,950	9,822		1,373,772
Executive Vice President >	2012	300,000	625,000	202,350	9,822		1,137,172
Investment Advisors	2011	300,000	450,000	171,000	9,672		930,672

(1)	Compensation deferred at the election of the executive, pursuant to our Capital Accumulation Plan (“CAP”), is included in the year in which such compensation is earned.
(2)	Cash bonuses for services rendered during a year have been listed in the year earned, but were actually paid in the following fiscal year.
(3)	Reflects the aggregate grant date fair value of options based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(4)	Includes matching contributions to the CAP for the named individuals as well as supplemental life insurance premiums with respect to life insurance on the named individual.
(5)	Includes $519,147, $530,950 and $1,634,548 for 2013, 2012, and 2011 respectively, for rental housing costs, tax gross up, automobile allowance and other living expenses related to a work assignment in our London office.

Employment Arrangements

We also have certain expense reimbursement arrangements in effect for Mr. Ujobai which provide for the reimbursement of living expenses generally on an after-tax basis with respect to his work assignment in London. The amounts for both of these expense arrangements are reflected in column (i) of the above Summary Compensation Table and are further described in the table’s footnotes.

Grants of Plan-Based Awards Table

The following table discloses certain information concerning options granted during 2013 to each of the named executive officers. Other than these grants, none of the executive officers received any other equity or non-equity incentive plan awards providing for future payouts.

Name (a)	Grant Date (1) (b)	Number of Securities Underlying Options (j)	Exercise or Base Price of Option ($/Sh) (k)	Grant Date Fair Value of Option Awards ($) (2) (l)
Alfred P. West, Jr.	12/10/2013	45,000	33.76	470,925
Dennis J. McGonigle	12/10/2013	30,000	33.76	313,950
Stephen G. Meyer	12/10/2013	40,000	33.76	418,600
Joseph P. Ujobai	12/10/2013	30,000	33.76	313,950
Wayne M. Withrow	12/10/2013	30,000	33.76	313,950

(1)	All stock options granted to our named executive officers in 2013 were nonqualified options granted upon the approval of the Compensation Committee under the Company’s 2007 Plan, with an exercise price per Share equal to the fair market value of our Shares on the date of grant. Fifty percent of these options vest on December 31 of the year in which SEI attains an adjusted earnings per share of $2.00 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains an adjusted earnings per share of $2.85 or more (based upon audited financial statements of the Company and subject to certain adjustments relating to the option expense recorded by the Company under Accounting Standards Codification 718 (ASC 718).
(2)	The Grant Date Fair Value of the Option Grants made on December 10, 2013 was based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Outstanding Equity Awards at Year-End

The following table reflects outstanding stock options held by the named executive officers as of December 31, 2013.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Alfred P. West, Jr.	100,000	0	14.62	12/16/2018
	75,000	0	17.65	12/15/2019
	25,000	25,000	23.86	12/14/2020
	25,000	25,000	15.77	12/13/2021
	25,000	25,000	22.45	12/11/2022
	0	45,000	33.76	12/10/2023
Dennis J. McGonigle	50,000	0	21.55	12/14/2014
	30,000	0	19.28	12/14/2015
	19,000	19,000	29.61	12/13/2016
	0	30,000	32.49	12/10/2017
	60,000	0	14.62	12/16/2018
	60,000	0	17.65	12/15/2019
	20,000	20,000	23.86	12/14/2020
	17,500	17,500	15.77	12/13/2021
	17,500	17,500	22.45	12/11/2022
	0	30,000	33.76	12/10/2023
Stephen G. Meyer	50,000	0	21.55	12/14/2014
	50,000	0	19.28	12/14/2015
	19,000	19,000	29.61	12/13/2016
	0	30,000	32.49	12/10/2017
	60,000	0	14.62	12/16/2018
	65,000	0	17.65	12/15/2019
	22,500	22,500	23.86	12/14/2020
	22,500	22,500	15.77	12/13/2021
	25,000	25,000	22.45	12/11/2022
	0	40,000	33.76	12/10/2023
Joseph P. Ujobai	80,000	0	21.55	12/14/2014
	50,000	0	19.28	12/14/2015
	24,000	24,000	29.61	12/13/2016
	35,000	35,000	31.17	1/31/2017
	0	35,000	32.49	12/10/2017
	60,000	0	14.62	12/16/2018
	60,000	0	17.65	12/15/2019
	22,500	22,500	23.86	12/14/2020
	20,000	20,000	15.77	12/13/2021
	20,000	20,000	22.45	12/11/2022
	0	40,000	33.76	12/10/2023
Wayne M. Withrow	50,000	0	21.55	12/14/2014
	50,000	0	19.28	12/14/2015
	19,000	19,000	29.61	12/13/2016
	0	25,000	32.49	12/10/2017
	60,000	0	14.62	12/16/2018
	60,000	0	17.65	12/15/2019
	17,500	17,500	23.86	12/14/2020
	15,000	15,000	15.77	12/13/2021
	15,000	15,000	22.45	12/11/2022
	0	30,000	33.76	12/10/2023

(1)	The following table sets forth opposite the relevant option expiration date, the vesting thresholds for all options which are currently unexercisable:

Option Expiration Date	50% Exercisable When SEI’s Reported EPS Plus ASC 718 Expense Exceeds	100% Exercisable When SEI’s Reported EPS Plus ASC 718 Expense Exceeds
12/13/2016 - 1/31/2017	Vested	$2.38
12/10/2017	$1.80	$2.80
12/14/2020 and 12/13/2021	Vested	$2.25
12/11/2022	Vested	$2.30
12/10/2023	$2.00	$2.85

Option Exercises Table

The following table presents information regarding the exercise of stock options by the named executive officers during 2013. None of the named executive officers hold restricted stock awards.

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Alfred P. West, Jr.	>	>
Dennis J. McGonigle	50,000	818,961
Stephen G. Meyer	50,000	700,787
Joseph P. Ujobai	60,000	911,924
Wayne M. Withrow	60,000	1,000,079

Director Compensation

Each director who is not an employee of SEI receives $2,500 per meeting attended in person ($500 for telephonic attendance) and an annual retainer of $25,000. The chairman of our Audit Committee and Compensation Committee receives an additional annual fee of $15,000 and $10,000, respectively. Our Lead Independent Director receives an additional annual fee of $5,000. Each director who is not an employee of SEI receives $2,000 per committee meeting attended in person ($500 for telephonic attendance), other than committee meetings held in conjunction with Board meetings, and an annual retainer of $5,000 for each committee on which they serve. In addition, each non-employee director receives an annual grant of 10,000 options to purchase shares and a grant of options to purchase 8,000 shares upon joining the Board.

On December 10, 2013, our non-employee directors, Mr. Doran, Mr. Lieb, Mr. Romeo, Ms. McCarthy and Ms. Blumenstein, each were granted options under the 2007 Plan to purchase 10,000 Shares at an exercise price of $33.76, all of which options remained outstanding at December 31, 2013. These options have a ten-year term. Fifty percent of these options vest on December 31 of the year in which SEI attains adjusted earnings per share of $2.00 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains adjusted earnings per share of $2.85 or more (based upon audited financial statements of the Company and subject to certain adjustments relating to the option expense recorded by the Company under ASC 718.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (1) (d)	All Other Compensation ($) (g)		Total ($) (h)
Sarah W. Blumenstein	43,500	104,650	0		148,150
William M. Doran	45,500	104,650	298,000	(2)	448,150
Richard B. Lieb	60,500	104,650	0		165,150
Kathryn M. McCarthy	56,000	104,650	0		160,650
Carmen V. Romeo	65,500	104,650	0		170,150

(1)	Reflects the aggregate grant date fair value of options based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(2)	During 2013, Mr. Doran received trustee fees of $178,000 for serving as a trustee of approximately ten mutual funds or trusts, each of which are either administered or sponsored by the Company. During 2013 Mr. Doran served as a director of SEI Investments Distribution Co., SEI Investments (Asia) Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Asset Korea, Co. Ltd., SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P. and received $10,000 per month pursuant to a consulting agreement with the Company.

Compensation Committee Report

Notwithstanding anything to the contrary, this Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 as amended (the “Exchange Act”) except to the extent that SEI specifically incorporates this information by reference and this information shall not be deemed filed under such Acts.

The members of the Compensation Committee consist of Richard B. Lieb (Chair) and Kathryn M. McCarthy, both of whom are independent directors as defined in the rules of The NASDAQ Stock Market, Inc. The Committee operates under a Charter approved by the Board of Directors which states that among the purposes of the Compensation Committee are to establish and periodically review the Company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers and other Company employees; to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans; to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance; to review and monitor management development and succession plans and activities; and to prepare the report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the Securities and Exchange Commission Rules and Regulations.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Richard B. Lieb (Chair)

Kathryn M. McCarthy

Audit Committee Report

Notwithstanding anything to the contrary, this Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that SEI specifically incorporates this information by reference, and this information shall not be deemed filed under such Acts.

The Audit Committee of SEI’s Board of Directors currently is composed of three independent directors and operates under a written charter adopted by SEI’s Board of Directors that complies with the rules adopted by The NASDAQ Stock Market, Inc. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The members of the Audit Committee are Mr. Romeo (Chair), Ms. McCarthy, and Mr. Lieb. The role of the Audit Committee is to assist our Board of Directors in its oversight of the quality and integrity of SEI’s financial reporting process. The Audit Committee also has sole authority, among other things, to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of SEI’s independent auditors. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. SEI’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Committee met seven times in 2013 and held discussions with management and the independent auditors. Management represented to the Audit Committee that SEI’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters that registered independent public accounting firms must communicate to audit committees under Public Company Accounting Oversight Board rules.

SEI’s independent auditors also provided to the Audit Committee the written disclosures required by the Public Company Accounting Oversight Board’s independence rules, and the Audit Committee discussed with the independent auditing firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that SEI’s Board of Directors include the audited consolidated financial statements in SEI’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

Audit Committee:

Carmen V. Romeo (Chair)

Kathryn M. McCarthy

Richard B. Lieb

(Proposal No. 2) Advisory Vote on Executive Compensation

Our compensation philosophy is designed to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company’s long-term success. Shareholders are encouraged to read the Compensation Discussion and Analysis (CD&A) and other sections of this proxy statement regarding the Company’s compensation practices for named executive officers, which include discussions of the following:

•	Members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program designs, practices and amounts awarded to our executive officers.

•	The Compensation Committee engaged and received advice from a third-party compensation consultant concerning the compensation of the Company’s Chief Executive Officer. It selected a peer group of companies, taking into account the compensation consultant’s recommendations, to compare to our Chief Executive Officer’s compensation.

•	We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. The practices include:

•	We have a cash incentive compensation repayment (“clawback”) policy.

•	We employ our named executive officers “at will” without severance agreements or employment contracts.

•	We have a long-standing insider trading policy which, among other things, prevents executive officers from buying or selling put or call options or futures on Shares.

•	Our performance-based incentive programs include a balance of different measures for short-term and long-term programs.

•	Our executive officers’ compensation amounts are aligned with our financial performance and the overall implementation of the Company’s business strategies.

The Compensation Committee and the Board of Directors believe that these policies, procedures and amounts are effective in implementing our compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives you as a shareholder the opportunity to approve or not approve our executive compensation program and policies through the following resolution:

“Resolved, that the holders of Shares of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

Required Vote and Board Recommendation

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our executive officers, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Board believes that the compensation of our executive officers, as described in the CD&A and the tabular disclosures under the heading “Executive Compensation” is appropriate for the reasons stated above. Therefore, the Board unanimously recommends a vote FOR approval of the compensation for our named executive officers.

(Proposal No. 3) Approval of Adoption of 2014 Omnibus Equity Compensation Plan

On March 19, 2014, our Board of Directors adopted, subject to approval by our shareholders at the 2014 Annual Meeting, the SEI Investments Company 2014 Omnibus Equity Compensation Plan (the “2014 Plan” or the “Plan”). Our Board of Directors has directed that the proposal to approve the Plan be submitted to our shareholders for their approval at the 2014 Annual Meeting. Shareholder approval is being sought (i) in order to meet the NASDAQ listing requirements, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) (see discussion of “Federal Income Tax Consequences of the Plan” below), and (iii) in order for incentive stock options to meet the requirements of the Code.

We currently maintain the SEI Investments Company 2007 Equity Compensation Plan, as amended (the “2007 Plan”). The total number of shares remaining available for issuance under the 2007 Plan as of March 15, 2014 is 652,747. Our Board of Directors believes it is advisable to adopt a new comprehensive incentive compensation plan which will serve as the successor incentive compensation plan to the 2007 Plan and provide the Company with an omnibus plan to design and structure grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards for selected individuals in our employ or service. Our Board of Directors believes that the availability of (i) 30,000,000 new shares of our common stock, plus, in light of the fact that the 2007 Plan will be merged into the 2014 Plan, (ii) the number of shares of our common stock subject to outstanding grants under the 2007 Plan as of the date of the 2014 Annual Meeting, plus (iii) the number of shares of our common stock remaining available for issuance under the 2007 Plan but not subject to previously exercised, vested or paid grants as of the date of the 2014 Annual Meeting, for issuance under the 2014 Plan will ensure that we continue to have a sufficient number of shares available to achieve our compensation strategy.

The Board of Directors has determined that the number of shares of common stock currently available for issuance or transfer under the 2007 Plan is not sufficient in view of our compensation structure and strategy. When analyzing the number of new shares that should be available under the 2014 Plan, the Board of Directors considered a number of factors including, without limitation, the number of shares available under the 2007 Plan, and the Company’s projected three year burn rate. The 2014 Plan will expand the amount and type of grants available to employees, which we believe would not only provide tailored incentives to our employees, particularly at the senior management level, but also conform to market practice. The Board of Directors believes that our interests and the interests of our shareholders will be advanced if we can continue to offer our employees, notably at the senior management level, the opportunity to acquire or increase their proprietary interests in us. Our Board of Directors also believes that the Plan will encourage all the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders. In addition, the 2014 Plan will permit awards to be structured to meet the “qualified performance-based compensation” exception under Section 162(m) of the Code.

If the 2014 Plan is approved by our shareholders, then the 2007 Plan will be merged with and into the 2014 Plan, no further grants will be made under the 2007 Plan, and shares with respect to all grants outstanding under the 2007 Plan will be issued or transferred under the 2014 Plan.

As of March 14, 2014, there are (i) 16,875,834 shares of our common stock subject to outstanding grants under the 2007 Plan and (ii) 652,747 shares of our common stock remaining available for issuance under the 2007 Plan but not subject to previously exercised, vested or paid grants. For purposes of determining the number of shares that will be available for issuance under the 2014 Plan, if approved by our shareholders, the numbers in (i) and (ii) will be adjusted for grants, exercises and forfeitures under the 2007 Plan, as applicable, between March 15, 2014 and the date of the 2014 Annual Meeting.

If approved by our shareholders, the 2014 Plan will become effective on May 21, 2014.

The material terms of the 2014 Plan are summarized below. A copy of the full text of the 2014 Plan is attached to this Proxy Statement as Annex A. This summary of the 2014 Plan is not intended to be a complete description of the 2014 Plan and is qualified in its entirety by the actual text of the 2014 Plan to which reference is made.

Material Features of the Plan

General

The Plan provides that grants may be made in any of the following forms:

•	Incentive stock options

•	Nonqualified stock options

•	Stock units

•	Stock awards

•	Stock appreciation rights (“SARs”)

•	Dividend equivalents

•	Other stock-based awards

The Plan authorizes a number of shares of our common stock for issuance equal to the sum of the following: (i) 30,000,000 new shares, plus (ii) the number of shares of the Company’s common stock subject to outstanding grants under the 2007 Plan as of the date of the 2014 Annual Meeting plus (iii) the number of the Company’s common stock remaining available for issuance or transfer under the 2007 Plan but not subject to previously exercised, vested or paid grants as of the date of the 2014 Annual Meeting, in each case, subject to adjustment in certain circumstances as described below. The Plan provides that the maximum aggregate number of shares of our common stock with respect to which grants may be made to any individual during any calendar year is 250,000 shares, subject to adjustment in certain circumstances as described below. If dividend equivalents are granted or grants are settled in cash, a grantee may not accrue dividend equivalents or other cash payments in excess of $2,000,000 in any calendar year. The maximum number of shares of Company common stock that may be covered by stock options or SARs granted to any non-employee director during any calendar year is 30,000, and the maximum number of shares of Company common stock that may be covered by any stock units, stock awards, or other stock-based awards granted to any individual non-employee director in any calendar year is 10,000. The Plan provides that all shares reserved for issuance or transfer under the 2014 Plan may be used as incentive stock options.

We recognize that full value awards are more valuable than stock options to shareholders; therefore, for each share that is actually issued or transferred pursuant to a stock unit, stock award or other stock-based award granted under the Plan (other than an incentive stock option, nonqualified stock option or SAR), the share authorization under the Plan will be reduced by three shares (i.e., on a 1:3 ratio). For each share that is actually issued or transferred pursuant to any other award under the Plan (other than a grant paid in cash), the share authorization under the Plan will be reduced by one share (i.e., on a 1:1 ratio). If and to the extent stock options and SARs granted under the Plan (including stock options granted under the 2007 Plan) terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares subject to such awards will become available again for purposes of the Plan taking into the account the ratios described above. Shares withheld or surrendered in payment of the exercise price of a stock option, and shares withheld or surrendered in satisfaction of any tax withholding requirements with respect to any award, in addition to the shares actually issued or transferred with respect to any such award, will reduce the available share authorization under the Plan, taking into account the share counting ratios described above. Upon the exercise of a stock option through a net exercise procedure or upon the exercise of an SAR, the gross number of shares for which the stock option or SAR is exercised (without regard to any cash settlement of an SAR), will reduce the available share authorization under the Plan. If SARs are exercised, the full number of shares subject to the SARs will be considered issued or transferred under the Plan, without regard to the number of shares issued or transferred upon settlement of the SARs and without regard to any cash settlement of the SARs. To the extent that other grants are designated to be paid in cash, and not in shares of common stock, such grants will not count against the aggregate plan limit described above.

Administration

The Plan will be administered and interpreted by the Compensation Committee. Ministerial functions may be performed by an administrative committee of our employees appointed by the Compensation Committee.

The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below and (v) deal with any other matters arising under the Plan.

Eligibility for Participation

All of our employees, non-employee directors and consultants who perform services for us and our subsidiaries are eligible to receive grants under the Plan. As of March 15, 2014, approximately 2,700 persons are eligible as employees and non-employee directors to receive grants under the Plan. The Compensation Committee is authorized to select the persons to receive grants from among those eligible and will determine the number of shares of our common stock that are subject to each grant.

Vesting

The Compensation Committee determines the vesting of awards granted under the Plan.

Types of Awards

Stock Options

The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Compensation Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan will not be less than the fair market value of our common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of our common stock on the date of grant.

The Compensation Committee will determine the term of each option which will not exceed 10 years from the date of grant. Notwithstanding the foregoing, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Compensation Committee will determine the terms and conditions of options, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any options. Except as provided in the grant instrument or as otherwise determined by the Compensation Committee, an option may only be exercised while a grantee is actively employed by or actively providing service to us or our subsidiaries or during an applicable period after termination of employment or service (which will not include those actively employed or actively providing services to us or our subsidiaries during any paid notice or severance period).

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash or by check, (ii) in certain circumstances as permitted by the Compensation Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Compensation Committee, by surrender of the vested portion of the option to us for an appreciation distribution payable in shares of our common stock with a fair market value at the time of the option surrender equal to the dollar amount by which the then fair market value of the shares of our common stock subject to the surrendered portion exceeds the aggregate exercise price, or (v) by another method approved by the Compensation Committee.

Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan. The Compensation Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria, including the achievement of specific performance goals, as the Compensation Committee determines.

The Compensation Committee will determine the number of shares of our common stock subject to the grant of stock awards and the other terms and conditions of the grant including whether the grantee will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period. Unless the Compensation Committee determines otherwise, all unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date. The Compensation Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes payable, it will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Compensation Committee. All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Compensation Committee determines otherwise.

The Compensation Committee may grant dividend equivalents in connection with grants of stock units made under the plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Compensation Committee will determine whether dividend equivalents will be paid as and when the underlying stock units are payable or whether they will be deferred; all dividend equivalents are credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two, as determined by the Committee. The terms and conditions of dividend equivalents will be determined by the Compensation Committee.

SARs

The Compensation Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will be paid an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee. The Compensation Committee will determine the term of each SAR, which will not exceed 10 years from the date of grant.

The base amount of each SAR will be determined by the Compensation Committee and will be equal to the per-share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of our common stock on the date the SAR is granted. The Compensation Committee will determine the terms and conditions of SARs, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any SARs.

Other Stock-Based Awards

The Compensation Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of our common stock, and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. The terms and conditions for other stock-based awards will be determined by the Compensation Committee.

Qualified Performance-Based Compensation. The Plan permits the Compensation Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Section 162(m) of the Code (see “Federal Income Tax Consequences of the Plan” below). Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: earnings or earnings growth (including but not limited to earnings per share or net income); economic profit; shareholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total shareholder return; regulatory compliance; satisfactory internal or external audits; improvement of financial or credit ratings; achievement of asset quality objectives; achievement of balance sheet or income statement objectives, including, without limitation, capital and expense management; efficiency ratio; non-interest income to total revenue ratio; net interest margin; credit quality measures (including non-performing asset ratio, net charge-off ratio, and reserve coverage of non-performing loans); net operating profit; loan growth; deposit growth; non-interest income growth; market share; productivity ratios; or achievement of risk management objectives. Such performance goals may also be particular to an employee or the division, department, branch, line of business, subsidiary or other unit in which the employee works, or may be based on attaining a specified absolute level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Compensation Committee.

Deferrals. The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Compensation Committee will make adjustments as it deems appropriate in the maximum number of shares of our common stock reserved for issuance or transfer as grants, the maximum number of shares of our common stock that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the Plan, and the price per share or market value of any outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants will be consistent with Sections 409A and 422 of the Code, to the extent applicable.

Change of Control. Upon a change of control, and during the period commencing on the date of the Change of Control and ending on the date that is 24 months following the Change of Control, the participant’s employment or service with us is terminated (i) by us or one of our subsidiaries without cause, [(ii) by the participant for one of the following reasons: (A) a material diminution of the participant’s authority, duties or responsibilities, (B) a material change in the geographic location at which participant must perform services for us or one of our subsidiaries (i.e., a requirement that the participant perform services for us or one our subsidiaries at a geographic location that is more than 50 miles from the geographic location at which the participant is required to perform services for us or one of our subsidiaries as of the applicable date of the grant); or (C) a material diminution in the Participant’s base compensation, (iii) by us on account of the participant’s disability (within the meaning of Section 22(e)(3) of the Code unless otherwise provided in a grant agreement) or (iv) on account of the participant’s death, then all outstanding stock options and SARs will vest and become exercisable and all other outstanding grants will vest and all restrictions pertaining to such other grants will lapse and have no further effect. For the purpose of applying these rules to an award that vests based on the attainment of performance goals, the award will vest assuming that the performance goals were attained at the target level of performance, or at such greater level of performance as the Compensation Committee may determine. To the extent ISOs, NQSOs or SARs vest and become exercisable in accordance with these terms, they will remain exercisable for 12 months following the participant’s termination of employment or service with us.

For any grants subject to the requirements of Section 409A (discussed below) that will become payable on a change of control, the transaction constituting a change of control must also constitute a change of control even for purposes of Section 409A.

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; [provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order]. The Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

Participants Outside of the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options. Except as set forth in the Plan, neither our Board nor the Compensation Committee can amend the price of outstanding options or SARs under the Plan to reduce the exercise price or cancel such options or SARs in exchange for cash or other awards of options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without prior shareholder approval.

Clawback Policy. All grants made under the Plan are subject to any compensation, clawback or recoupment policy that may be applicable to employees of the Company, as such policy may be in effect from time to time, whether or not approved before or after the effective date of the Plan.

Limitations Period. An individual filing a claim for benefits under the 2014 Plan must file the claim within one year after the time the individual knew or should have known of the principal facts on which the claim is based.

Amendment and Termination of the Plan. Our Board may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements.

Shareholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under Section 162(m) of the Code, the Plan must be re-approved by our shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which our shareholders previously approved the Plan.

New Plan Benefits. Grants under the 2014 Plan are discretionary, so it is currently not possible to predict the number of shares of our common stock that will be granted or who will receive grants under the 2014 Plan after the 2014 Annual Meeting.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of shareholders considering how to vote at the 2014 Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

vii.	If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Code.

viii.

If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

ix.	A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be structured to meet the qualified performance-based compensation exception under Section 162(m) of the Code if the Compensation Committee determines to condition such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Compensation Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at our 2014 Annual Meeting of Shareholders by the holders of the outstanding Shares is required for the approval of this Plan. Our Board of Directors unanimously recommends a vote FOR approval of our 2014 Omnibus Equity Compensation Plan.

(Proposal No. 4) Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee has selected KPMG LLP (“KPMG”), as our independent registered public accounting firm to audit the consolidated financial statements of SEI for the fiscal year ending December 31, 2014. The Audit Committee and the Board of Directors seek to have the shareholders ratify the Audit Committee’s appointment of KPMG. We note, however, that, consistent with the requirements of the Sarbanes-Oxley Act of 2002, our Audit Committee has ultimate authority with respect to the selection of SEI’s independent registered public accountants. Accordingly, if the shareholders do not ratify the appointment of KPMG, our Audit Committee will take that into account in considering whether to retain KPMG. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. KPMG was appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014 on March 4, 2014. PricewaterhouseCoopers LLP (PwC) served as our independent registered public accounting firm for fiscal 2013. See “Changes in Independent Registered Public Accounting Firm” below. The Company does not expect that a representative from PwC will be present at the Annual Meeting.

Change in Independent Registered Public Accounting Firm

The Audit Committee completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2014. As a result of this process, on March 4, 2014, the Audit Committee appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and dismissed PwC from that role, effective as of the date of PwC’s completion of the audit services for the fiscal year ended December 31, 2013 and the filing of the Company’s 2013 Annual Report on Securities and Exchange Commission Form 10-K.

PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of PwC on the effectiveness of internal control over financial reporting as of December 31 2013 and 2012 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years December 31, 2013 and 2012, and the subsequent interim period through March 4, 2014, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through March 4, 2014, neither the Company nor anyone acting on its behalf has consulted with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accounting Fees and Services

The following is a summary of the fees billed to SEI by PwC for professional services rendered for the fiscal years ended December 31, 2013 and December 31, 2012:

Fee Category	2013	2012
Audit Fees (1)	$1,864,500	$2,289,898
Audit-related Fees (2)	972,938	687,817
Tax Fees (3)	59,218	104,905
All Other Fees (4)	17,671	15,103
	$2,914,327	$3,097,723

(1)	Audit fees for the years ended December 31, 2013 and 2012, respectively, were for professional services rendered for the audits and interim quarterly reviews of SEI’s consolidated financial statements and other statutory and subsidiary audits.
(2)	Audit-related fees for the year ended December 31, 2013 and 2012, respectively, were for employee benefit plan audits, consultations concerning financial accounting and reporting standards, internal control reviews and other attestation services.
(3)	Tax fees for the years ended December 31, 2013 and 2012, respectively, were for tax compliance, including the review or preparation of tax returns, general tax planning and advice and expatriate tax services.
(4)	All other fees for the years ended December 31, 2013 and 2012, respectively, were for conferences and seminars, miscellaneous foreign consulting, and various other services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of the retention of the independent auditors for the performance of all audits and lawfully permitted non-audit services and regarding pre-approval of the fees for such services. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors to provide these services, as well as certain fee levels for these services. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the pre-approved fee levels.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at our 2014 Annual Meeting of Shareholders by the holders of the outstanding Shares is required for the ratification of this appointment. Our Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

Other Matters

As of the date of this Proxy Statement, management knows of no other matters to be presented for action at our 2014 Annual Meeting of Shareholders. However, if any further business should properly come before our 2014 Annual Meeting of Shareholders, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

Cost Savings Initiatives

Electronic Access to Proxy Materials and Annual Reports. Holders of shares registered in their name on the records of Broadridge may sign up to receive electronic access to the proxy materials and annual reports rather than receiving mailed copies. This option will be presented to shareholders via the Internet immediately following voting. These shareholders will receive e-mail notification when the Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on an SEI website. Enrollment for electronic access will be effective for a future annual meeting if received two weeks prior to the record date for that meeting, and remains in effect for subsequent years, unless cancelled two weeks prior to the record date for any subsequent annual meeting. Beneficial shareholders also may be able to request electronic access to proxy materials by contacting the broker, bank or nominee.

Reduce Duplicate Mailings. Eligible beneficial shareholders of record who share a single address may have received a notification that only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank or nominee that provided the notification received contrary instructions from any beneficial shareholder at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If a beneficial shareholder at such an address wishes to receive a separate Annual Report or Proxy Statement this year or in the future, the shareholder may contact their respective bank, broker or nominee to request that the householding service not be applied to their shares.

Registered shareholders and shareholders of record through the Company’s 401(K) Plan will have the opportunity this year to also receive householding services. You can confirm your consent to receiving this cost-saving service by checking the box in the enclosed proxy card. If no response is received, an implied consent to receive householding automatically goes into effect 60 days after the date of the Annual Meeting. Once the consent is granted, should you choose to discontinue receiving householding services, you may contact Broadridge Investor Communication Services by telephone at: 1-800-542-1061 or by written letter at the following address: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Electronic Access to Information about the Company. SEI publishes its earnings releases on its website and makes available to its shareholders the opportunity to listen to the Company’s quarterly earnings calls. Shareholders are able to review these earnings releases and to participate in the calls by visiting the Company’s website at www.seic.com. Our website is not part of this Proxy Statement or any of our other filings made with the Securities and Exchange Commission; references to our website address in this Proxy Statement are intended to be inactive textual references only.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10 percent of our Common Stock to file reports of ownership and changes in ownership of our Common Stock and any other equity securities with the Securities and Exchange Commission and the NASD. Executive officers, directors and persons who own more than 10 percent of our Common Stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3, 4 and 5 furnished to us, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, we believe that all of our executive officers, directors and persons who own more than 10 percent of our Common Stock complied with all Section 16(a) filing requirements applicable to them during 2013.

Solicitation of Proxies

The accompanying proxy card is solicited on behalf of our Board of Directors. Following the original mailing of the proxy materials, proxies may be solicited personally by our officers and employees, who will not receive additional compensation for these services. We will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Shares.

Proposals of Shareholders

Proposals that shareholders wish to have considered for possible inclusion in the Company’s Proxy Statement for the 2015 Annual Meeting must be received by our Secretary at our principal offices (1 Freedom Valley Drive, Oaks, PA 19456-1100) no later than December 13, 2014. If you wish to submit a proposal at the 2015 Annual Meeting (but not seek inclusion of the proposal in our Company’s Proxy Statement), we must receive your notice, in accordance with the Company’s by-laws, on or before February 21, 2015, but not before January 22, 2015.

Additional Information

We will provide without charge to any person from whom a proxy is solicited by our Board of Directors, upon the written request of such person, a copy of our 2013 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such requests should be directed to Mark Samuels, Senior Vice President, at the Company’s principal offices at 1 Freedom Valley Drive, Oaks, PA 19456-1100, telephone number (610) 676-1000.

ANNEX A

SEI INVESTMENTS COMPANY

2014 OMNIBUS EQUITY COMPENSATION PLAN

1. Purpose

Effective as of the Effective Date, the SEI Investments Company 2014 Omnibus Equity Compensation Plan (the “Plan”) is hereby established as a successor to the SEI Investments Company 2007 Equity Compensation Plan (the “2007 Plan”). No additional grants shall be made after the Effective Date under the 2007 Plan. Shares of Stock authorized under the 2007 Plan but not subject to awards under the 2007 Plan as of the Effective Date shall be available for issuance or transfer under this Plan. Outstanding grants under the 2007 Plan shall continue in effect according to their terms as in effect before the Effective Date (subject to such amendments as the Committee determines, consistent with the 2007 Plan, as applicable), and the shares with respect to outstanding grants under the 2007 Plan shall be issued or transferred under this Plan.

The purpose of the Plan is to provide designated (i) Employees of the Company and its subsidiaries, (ii) Non-Employee Directors and (iii) Consultants who perform services for the Company and its subsidiaries with the opportunity to receive grants of Options, Stock Units, Stock Awards, SARs and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

All capitalized terms shall be as defined in Section 2 below.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)	“Board” means the Company’s Board of Directors.

(b)	“Cause” has the meaning set forth in a written agreement between the Participant and the Employer or, if there is no such agreement or no such definition, Cause means (i) an act of material dishonesty by the Participant in connection with the Participant’s responsibilities as an Employee, Director, or Consultant, (ii) the Participant’s conviction of, or plea of nolo contendere to, a felony, (iii) the Participant’s gross misconduct in connection with the Participant’s responsibilities as an Employee, Director, or Consultant, (iv) the Participant’s violation of the written policies or procedures of the Company or a Subsidiary, as applicable; or (v) the Participant’s continued failure to perform his or her responsibilities as an Employee, Director, or Consultant after the Participant has received a written demand for such performance.

(c)	“Change of Control” shall be deemed to have occurred if:

(i)	Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;

(ii)	The consummation of (1) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (2) a sale or other disposition of all or substantially all of the assets of the Company, or (3) a liquidation or dissolution of the Company; or

(iii)	After the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Notwithstanding the foregoing, for any Grants subject to the requirements of section 409A of the Code that will become payable on a Change of Control, the transaction constituting a “Change of Control” must also constitute a “change in control event” for purposes of section 409A(a)(2)(A)(v) of the Code.

(d)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e)	“Committee” means (i) with respect to Grants to Employees and Consultants, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, as well as to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(f)	“Company” means SEI Investments Company and any successor corporation.

(g)	“Company Stock” means the common stock of the Company.

(h)	“Consultants” means any consultant or advisor who performs services for the Employer; provided that the consultant or advisor renders bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the consultant or advisor does not directly or indirectly promote or maintain a market for the Company’s securities.

(i)	“Disability” or “Disabled” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code, unless otherwise provided in a Grant Agreement.

(j)	“Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(k)	“Effective Date” means May 21, 2014, provided that the Plan is approved by the shareholders of the Company on that date.

(l)	“Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(m)	“Employer” means the Company and its subsidiaries.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)	“Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(p)	“Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(q)	“Full Value Award” means Grant other than an Option or SAR, and which is settled by the issuance of Company Stock.

(r)	“Good Reason” means, unless otherwise provided by the Committee, the occurrence of one or more of the following, without Participant’s consent: (i) a material diminution of the Participant’s authority, duties or responsibilities; (ii) a material change in the geographic location at which Participant must perform services for the Employer, which, for purposes of the Plan, means the requirement that the Participant perform services for the Employer at a geographic location that is more than 50 miles from the geographic location at which the Participant is required to perform services for the Employer as of the applicable date of grant; or (iii) a material diminution in the Participant’s base compensation. The Participant must provide written notice of termination for Good Reason to the Employer that employs the Participant within 30 days after the event constituting Good Reason. The Employer shall have a period of 30 days in which it may correct the act or failure to act that constitutes the grounds for Good

Reason as set forth in the Participant’s notice of termination. If the Employer does not correct the act or failure to act, the Participant must terminate his or her employment for Good Reason within 30 days after the end of the cure period, in order for the termination to be considered a Good Reason termination.

(s)	“Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan. (t) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(u)	“Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(v)	“Non-Employee Director” means a member of the Board who is not an Employee.

(w)	“Nonqualified Stock Option” means an Option that is not intended to meet the requirements of section 422 of the Code.

(x)	“Option” means an Incentive Stock Option or Nonqualified Stock Option, as described in Section 7.

(y)	“Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(z)	“Participant” means an Employee, Non-Employee Director or Consultant designated by the Committee to receive a Grant under the Plan.

(aa)	“Plan” means this SEI Investments Company 2014 Omnibus Equity Compensation Plan, as in effect from time to time.

(bb)	“SAR” means an award of a stock appreciation right, as described in Section 10.

(cc)	“Stock Award” means an award of Company Stock as described in Section 9.

(dd)	“Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3. Administration

(a)	Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b)	Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c)	Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grant awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4. Grants

Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement or an amendment to the Grant Agreement. The Committee shall approve the form and provisions of each Grant Agreement. Grants under a particular Section of the Plan need not be uniform as among the Participants. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.

5. Shares Subject to the Plan

(a)	Shares Authorized. Subject to adjustment as described in subsection (d) below, the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be the sum of the following: (i) 30,000,000 new shares, plus (ii) the number of shares of Company Stock subject to outstanding grants under the 2007 Plan as of the Effective Date, plus (iii) the number of shares of Company Stock remaining available for issuance or transfer under the 2007 Plan but not subject to previously exercised, vested or paid Grants as of the Effective Date. All shares reserved for issuance or transfer under this Plan may be used for Incentive Stock Options.

(b)	Source of Shares; Share Counting. Shares of Company Stock issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. Each share of Company Stock that is actually issued or transferred pursuant to a Full Value Award will count as three shares against the share limits in subsection (a) (i.e., on a 1:3 ratio) and each share of Company Stock that is actually issued or transferred pursuant to a Grant other than a Full Value Award (other than a Grant paid in cash) will count as one share against the share limits in subsection (a) (i.e., on a 1:1 ratio). If and to the extent Options or SARs granted under the Plan (including stock options granted under the 2007 Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan, taking into account the ratios described above. Notwithstanding anything to the contrary contained herein: (i) shares of Company Stock surrendered or withheld in payment of the Exercise Price of an Option shall count against the aggregate plan limit described above, taking into account the ratios described above; and (ii) shares of Company Stock withheld by the Company to satisfy any tax withholding obligation shall count against the aggregate plan limit described above, taking into account the ratios described above. If SARs are exercised, the full number of shares subject to the SARs shall be considered issued or transferred under the Plan, without regard to the number of shares issued or transferred upon settlement of the SARs and without regard to any cash settlement of the SARs. To the extent that other Grants are designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the aggregate plan limit described above. The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Company Stock that may be issued or transferred under this Plan, but shall not apply for purposes of determining the maximum number of shares of Company Stock with respect to which Grants may be made to any Participant under this Plan. For the avoidance of doubt, if shares of Company Stock are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such shares may not again be made available for issuance or transfer under this Plan.

(c)	Individual Limits. All Grants under the Plan (other than Dividend Equivalents) shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock that may be subject to such Grants that are granted to any individual during any calendar year shall be 250,000 shares, subject to adjustment as described in subsection (d) below. The individual share limit set forth above in this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents or other cash payments with respect to Grants under the Plan during any calendar year in excess of $2,000,000. The maximum number of shares of Company Stock that may be covered by Nonqualified Stock Options or SARs granted to any individual Non-Employee Director during any calendar year under the Plan is 30,000, and the maximum number of shares of Company Stock that may be covered by Full-Value Awards granted to any individual Non-Employee Director during any calendar year under the Plan is 10,000.

(d)	Adjustments. If there is any change in the number, kind or value of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance or transfer under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued or transferred shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A and 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a)	Eligible Persons. All Employees, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.

(b)	Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Consultants to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7. Options

(a)	General Requirements. The Committee may grant Options to an Employee, Non-Employee Director or Consultants upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Consultants.

(b)	Type of Option, Price and Term.

(i)	The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors or Consultants.

(ii)	The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii)	The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c)	Exercisability of Options.

(i)	Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii)	The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii)	Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d)	Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is actively employed by the Employer, or actively providing service as a Non-Employee Director or Consultant; provided that for this purpose a Participant shall not be considered actively employed by or actively providing services to the Employer during any paid notice or severance period. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of active employment or active service.

(e)

Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash or by check, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f)	Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8. Stock Units

(a)	General Requirements. The Committee may grant Stock Units to an Employee, Non-Employee Director or Consultant, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b)	Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)	Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d)	Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e)	Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants as and when the underlying Stock Units are payable, or may be deferred. All Dividend Equivalents shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9. Stock Awards

(a)	General Requirements. The Committee may issue shares of Company Stock to an Employee, Non-Employee Director or Consultant under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b)	Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c)	Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d)	Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10. Stock Appreciation Rights

(a)	General Requirements. The Committee may grant SARs to Employees, Non-Employee Directors or Consultants separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b)	Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)	Exercisability; Term. A SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

(d)	Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)	Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f)	Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11. Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Non-Employee Directors and Consultants, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12. Qualified Performance-Based Compensation

(a)	Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b)	Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c)	Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: earnings or earnings growth (including but not limited to earnings per share or net income); economic profit; shareholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total shareholder return; regulatory compliance; satisfactory internal or external audits; improvement of financial or credit ratings; achievement of asset quality objectives; achievement of balance sheet or income statement objectives, including, without limitation, capital and expense management; efficiency ratio; non-interest income to total revenue ratio; net interest margin; credit quality measures (including non-performing asset ratio, net charge-off ratio, and reserve coverage of non-performing loans); net operating profit; loan growth; deposit growth; non-interest income growth; market share; productivity ratios; or achievement of risk management objectives. Such performance goals may also be particular to a Participant or the division, department, branch, line of business, subsidiary or other unit in which the Participant works, or may be based on attaining a specified absolute level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Committee. Performance goals need not be uniform among Participants.

(d)	Timing of Establishment of Goals. Performance goals must be pre-established by the Committee. A performance goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal. However, in no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed.

(e)	Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f)	Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14. Withholding of Taxes

(a)	Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)	Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15. Transferability of Grants

(a)	Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)	Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16. Consequences of a Change of Control

Unless otherwise set forth in a Grant Agreement, with respect to Options, Stock Units, Stock Awards, SARs or Other Stock-Based Awards, if (a) a Change of Control occurs and (b) during the period commencing on the date of the Change of Control and ending on the date that is 24 months following the Change of Control, the Participant’s employment or service with the Employer is terminated (i) by the Employer without Cause, (ii) by the Participant for Good Reason, (iii) by the Employer on account of the Participant’s Disability or (iv) on account of the Participant’s death, then all outstanding Options and SARs shall vest and become exercisable and all other outstanding Grants shall vest and all restrictions pertaining to such other Grants shall lapse and have no further effect. For the purposes of this Section 16, any Award that vests based on the attainment of performance goals shall vest assuming that the performance goals were attained at the target level of performance, or at such greater level of performance as the Committee may determine. To the extent Options and SARs vest and become exercisable in accordance with this Section 16, they will remain exercisable for 12 months following the termination of the Participant’s employment or service, provided that, in no event shall any Option or SAR be exercisable after the expiration of its term.

17. Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18. Amendment and Termination of the Plan

(a)	Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b)

No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

(c)	Shareholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d)	Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair Grants outstanding or the power and authority of the Committee with respect to an outstanding Grant.

19. Miscellaneous

(a)	Effective Date. The Plan shall be effective as of the Effective Date, if approved by the Company’s shareholders on such date.

(b)	Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c)	Compliance with Law.

(1)	The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(2)	The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(3)	Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(4)	Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(d)	Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e)	Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)	Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director, Consultant or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g)	No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)	Employees Subject to Taxation outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i)	Clawback Rights. All Grants under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the effective date of the Plan.

(j)	Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within [one] year after the Participant or other person knew or reasonably should have known of the principal facts on which the claim is based.

(k)	Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

1 Freedom Valley Drive

Oaks, PA 19456-1100

610 676 1000

seic.com

SEI INVESTMENTS COMPANY
1 Freedom Valley Drive
P.O. BOX 1099
Oaks, PA 19456-1100

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

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CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Sarah W. Blumenstein	☐	☐	☐
1b. Kathryn M. McCarthy	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of named executive officers.	☐	☐	☐
3. To approve the adoption of the 2014 Omnibus Equity Compensation Plan.	☐	☐	☐
4. To ratify the appointment of KPMG LLP as independent registered public accountants for fiscal year 2014.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000206598_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

SEI INVESTMENTS COMPANY

The undersigned shareholder of SEI Investments Company (the "Company") hereby appoints N. Jeffrey Klauder and Ruth A. Montgomery, the proxy or proxies of the undersigned, and hereby authorizes either of them to represent and to vote as designated on the reverse, all shares of Common Stock of the Company held of record by the undersigned at the close of business on March 21, 2014, at the Annual Meeting of Shareholders to be held on May 21, 2014, and at any adjournments thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000206598_2 R1.0.0.51160